EXHIBIT 99.1

News Release
TANGER REPORTS FIRST QUARTER RESULTS
Collected 95% of First Quarter Rents
April Domestic Traffic Exceeds 2019

Greensboro, NC, May 5, 2021, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of open-air outlet centers, today reported financial results and operating metrics for the first quarter of 2021.

“We are pleased that traffic to our domestic open-air centers reached 97% of 2019 levels during the first quarter of 2021, and exceeded 2019 levels in April. These strong results clearly reflect the attraction of our centers, their dominant market locations and the value proposition that we offer to both our retailer partners and shoppers,” said Stephen Yalof, President and Chief Executive Officer. “As we further evolve Tanger’s core strategies – the leasing, operations and marketing of our outlet centers, we are empowering our team as we rebuild occupancy, drive leasing and curate our tenant mix to maximize shopper frequency and dwell time and attract new shoppers to Tanger Outlet Centers. We are also accelerating our digital transformation efforts to meet the customer where they are, and our outlets continue to demonstrate their importance as a vital component of an omnichannel strategy.”

“Beyond all these exciting initiatives, we remain committed to maintaining a strong balance sheet. During the first quarter of 2021, we opportunistically generated nearly $130 million in net proceeds from the issuance of equity, and year to date, we have reduced debt by $175 million, creating additional financial flexibility. As we move forward, we are confident that executing these operational and growth initiatives will create long-term shareholder value,” he added.

First Quarter Results

•Net income available to common shareholders was $0.04 per share, or $3.9 million, compared to net loss available to common shareholders of $0.30 per share, or $27.4 million, for the prior year period. The prior year period was impacted by a $45.7 million, or $0.47 per share, non-cash impairment charge.
•Funds From Operations (“FFO”) available to common shareholders was $0.38 per share, or $38.2 million, compared to $0.50 per share, or $48.7 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.40 per share, or $40.6 million, compared to $0.50 per share, or $48.7 million, for the prior year period. Core FFO for the first quarter of 2021 excludes general and administrative expense of $2.4 million, or $0.02 per share, for compensation costs related to a voluntary retirement plan and other executive severance costs, which the Company does not consider indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income (loss) to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.

Operating Metrics

The Company’s key portfolio results were as follows:

•Consolidated portfolio occupancy rate was 91.7% on March 31, 2021, compared to 91.9% on December 31, 2020 and 94.3% on March 31, 2020
•Blended average rental rates decreased 2.8% on a straight-line basis and 8.5% on a cash basis for all renewals and re-tenanted leases that commenced during the trailing twelve months ended March 31, 2021
•Lease termination fees totaled $0.7 million for the first quarter of 2021 compared to $0.2 million for the first quarter of 2020
•Same center net operating income (“Same Center NOI”) for the consolidated portfolio decreased to $65.0 million for the first quarter of 2021 from $70.7 million for the first quarter of 2020, largely due to the impact of the COVID-19 pandemic
Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Leasing Activity

Total commenced leases for the trailing twelve months ended March 31, 2021 that were renewed or re-leased for all terms included 280 leases, totaling over 1.4 million square feet.

As of March 31, 2021, Tanger had lease renewals executed or in process for 51.8% of the space in the consolidated portfolio scheduled to expire during 2021 compared to 62.7% of the space scheduled to expire during 2020 that was executed or in process as of March 31, 2020.

Tanger recaptured approximately 61,000 square feet within its consolidated portfolio during the first quarter of 2021 related to bankruptcies and brand-wide restructurings by retailers, compared to approximately 332,000 square feet during the first quarter of 2020.

Dividend

In April 2021, the Company’s Board of Directors declared a cash dividend of $0.1775 per share, payable May 14, 2021 to holders of record on April 30, 2021.

Rent Collections Update

Collections of contractual fixed rents billed of $85.6 million in the first quarter of 2021 were approximately 95%. Given that collection rates have normalized, the Company does not intend to provide further collection updates of rents billed in future quarters.

As of April 30, 2021, contractual fixed rents billed during 2020 that were deferred or under negotiation as a direct result of the COVID-19 pandemic and remain outstanding totaled $3.7 million and $2.9 million, respectively. Through April 30, 2021, the Company had collected 96% of 2020 deferred rents due to be repaid in the first quarter of 2021 and 83% of total 2020 rents deferred until 2021, and as a result, the Company recorded a $1.6 million reversal of rental revenue reserves during the first quarter related to prior period rents that were previously deferred. As of March 31, 2021, remaining rental revenue reserves totaled $2.6 million, or 39% of the total remaining 2020 rents deferred or under negotiation.
Balance Sheet and Liquidity

During the first quarter of 2021, Tanger raised $128.7 million in net proceeds from issuance of 6.9 million common shares under its at-the-market equity offering ("ATM") program at a weighted average price of $19.02 per share. As previously announced, Tanger paid down $25 million of borrowings under its $350 million unsecured term loan on March 11, 2021. Additionally, on April 30, 2021, Tanger’s operating partnership, Tanger Properties Limited Partnership, completed the partial early redemption of $150 million aggregate principal amount of its 3.875% senior notes due December 2023 (the “Notes”) for $163.0 million in cash, which included a make-whole premium of $13.0 million. Subsequent to the redemption, $100 million aggregate principal amount of the Notes remains outstanding. Other than the Company’s unsecured lines of credit, which mature in October of 2021 and may be extended for one additional year, Tanger has no significant debt maturities until December 2023.

As of March 31, 2021:

•Weighted average interest rate was 3.3% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 4.2 years
•Approximately 93% of the Company’s consolidated square footage was unencumbered by mortgages
•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) divided by interest expense) was 3.7 times for the first quarter of 2021 and 3.2 times for the trailing twelve months ended March 31, 2021
•Total outstanding floating rate debt was approximately $76 million, representing approximately 5% of total consolidated debt outstanding and 2% of total enterprise value
•Funds Available for Distribution (“FAD”) payout ratio was 42% for the first quarter of 2021

Adjusted EBITDA and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDA and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2021

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s net income and FFO per share for 2021 will be as follows:

For the year ended December 31, 2021:
	Low Range	High Range
Estimated diluted net income per share	$0.13	$0.23
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.14	1.14
Loss on sale of joint venture property, including foreign currency effect (1)	0.04	0.04
Estimated diluted FFO per share	$1.31	$1.41
Costs related to early extinguishment of debt	0.14	0.14
Compensation related to voluntary retirement plan and other executive severance	0.02	0.02
Estimated diluted Core FFO per share	$1.47	$1.57
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Tanger’s estimates reflect the following key assumptions:

•A $9 million to $10 million, or $0.09 to $0.10 per share, decrease in lease termination fees, to approximately $2 million to $3 million, from $12 million in 2020
•Additional store closures and lease adjustments related to recent tenant bankruptcy filings and restructuring announcements
•No further domestic government-mandated retail shutdowns
•Annual general and administrative expense of between $59 million and $62 million, including $2.4 million of compensation related to a voluntary retirement plan and other executive severance incurred during the first quarter of 2021. The year-over-year growth in general and administrative expense reflects the full-year impact of two senior executive positions created during 2020, as well as Tanger’s continued investments in its core strategies of reshaping operations, accelerating leasing and enhancing marketing through digital transformation
•Combined annual recurring capital expenditures and second generation tenant allowances of approximately $40 million to $45 million
•Does not include the impact of the sale of any outparcels, additional properties or joint venture interests, or the acquisition of any properties or joint venture partner interests

First Quarter 2021 Conference Call

Tanger will host a conference call to discuss its first quarter 2021 results for analysts, investors and other interested parties on Thursday, May 6, 2021, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-844-492-3729 and request to join the Tanger Factory Outlets Centers, Inc. SKT Call. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from May 6, 2021 at 11:30 a.m. through May 20, 2021 at 11:59 p.m. by dialing 1-877-344-7529, replay access code # 10153248. An online archive of the webcast will also be available through May 20, 2021.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns, or has an ownership interest in, a portfolio of 36 centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 13.6 million square feet, leased to over 2,500 stores operated by more than 500 different brand name companies. The Company has more than 40 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended March 31, 2021. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, future financial results and assumptions underlying that guidance, expectations regarding rent collections, the financial condition of the Company’s tenants, its leasing strategy and value proposition to retailers, occupancy and rent concessions, uses of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information    Media Contact Information

Cyndi Holt    Jim Williams    Quentin Pell
SVP, Finance and Investor Relations    EVP & CFO    SVP, Business Operations
336-834-6892    336-834-6800    336-834-6827
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com    quentin.pell@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2021	2020
Revenues:
Rental revenues	$97,467	$108,558
Management, leasing and other services	1,372	1,443
Other revenues	1,855	1,632
Total revenues	100,694	111,633
Expenses:
Property operating	35,311	38,627
General and administrative	16,793	12,584
Impairment charges	—	45,675
Depreciation and amortization	28,150	29,417
Total expenses	80,254	126,303
Other income (expense):
Interest expense	(14,362)	(15,196)
Other income (expense) (1)	(3,505)	220
Total other income (expense)	(17,867)	(14,976)
Income (loss) before equity in earnings of unconsolidated joint ventures	2,573	(29,646)
Equity in earnings of unconsolidated joint ventures	1,769	1,527
Net income (loss)	4,342	(28,119)
Noncontrolling interests in Operating Partnership	(209)	1,427
Noncontrolling interests in other consolidated partnerships	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	4,133	(26,882)
Allocation of earnings to participating securities	(207)	(516)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$3,926	$(27,398)

Basic earnings per common share:
Net income (loss)	$0.04	$(0.30)

Diluted earnings per common share:
Net income (loss)	$0.04	$(0.30)
(1)The three months ended March 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Rental property:
Land	$265,714	$265,968
Buildings, improvements and fixtures	2,519,214	2,527,404
	2,784,928	2,793,372
Accumulated depreciation	(1,078,999)	(1,054,993)
Total rental property, net	1,705,929	1,738,379
Cash and cash equivalents	201,721	84,832
Investments in unconsolidated joint ventures	89,482	94,579
Deferred lease costs and other intangibles, net	81,807	84,960
Operating lease right-of-use assets	81,222	81,499
Prepaids and other assets	99,260	105,282
Total assets	$2,259,421	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,141,074	$1,140,576
Unsecured term loan, net	322,753	347,370
Mortgages payable, net	78,933	79,940
Unsecured lines of credit	—	—
Total debt	1,542,760	1,567,886
Accounts payable and accrued expenses	68,084	88,253
Operating lease liabilities	89,870	90,105
Other liabilities	75,693	84,404
Total liabilities	1,776,407	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 100,794,577 and 93,569,801 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,008	936
Paid in capital	913,236	787,143
Accumulated distributions in excess of net income	(432,895)	(420,104)
Accumulated other comprehensive loss	(20,268)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	461,081	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,933	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	483,014	358,883
Total liabilities and equity	$2,259,421	$2,189,531

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	March 31,
	2021	2020
Gross leasable area open at end of period (in thousands):
Consolidated	11,456	12,044
Partially owned - unconsolidated	2,113	2,212
Total (1)	13,569	14,257

Outlet centers in operation at end of period:
Consolidated	30	32
Partially owned - unconsolidated	6	7
Total	36	39

Occupancy at end of period:
Consolidated	91.7%	94.3%
Partially owned - unconsolidated	95.3%	96.0%
Total	92.3%	94.6%

Total states operated in at end of period	20	20
(1)Due to rounding, numbers may not add up precisely to the totals provided.

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations ("”Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO and Core FFO:

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	27,554	28,801
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,996	3,018
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
FFO	38,596	49,375
FFO attributable to noncontrolling interests in other consolidated partnerships	—	(190)
Allocation of earnings to participating securities	(392)	(516)
FFO available to common shareholders (2)	$38,204	$48,669
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	2,418	—
Impact of above adjustment to the allocation of earnings to participating securities	(22)	—
Core FFO available to common shareholders (2)	$40,600	$48,669
FFO available to common shareholders per share - diluted (2)	$0.38	$0.50
Core FFO available to common shareholders per share - diluted (2)	$0.40	$0.50

Weighted Average Shares:
Basic weighted average common shares	94,812	92,500
Effect of notional units	288	—
Effect of outstanding options	717	—
Diluted weighted average common shares (for earnings per share computations)	95,817	92,500
Exchangeable operating partnership units	4,794	4,911
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	100,611	97,411
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Below is a reconciliation of FFO to FAD:

	Three months ended
	March 31,
	2021	2020
FFO available to common shareholders	$38,204	$48,669
Adjusted for:
Corporate depreciation excluded above	596	616
Amortization of finance costs	1,173	757
Amortization of net debt discount	127	118
Amortization of equity-based compensation	3,845	3,789
Straight-line rent adjustments	1,043	(1,872)
Market rent adjustments	(213)	362
Second generation tenant allowances and lease incentives	(778)	(5,729)
Capital improvements	(956)	(5,146)
Adjustments from unconsolidated joint ventures	(543)	(32)
FAD available to common shareholders (1)	$42,498	$41,532
Dividends per share	$0.1775	$0.3550
FFO payout ratio	47%	71%
FAD payout ratio	42%	83%
Diluted weighted average common shares (1)	100,611	97,411
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,769)	(1,527)
Interest expense	14,362	15,196
Other (income) expense	3,505	(220)
Impairment charges	—	45,675
Depreciation and amortization	28,150	29,417
Other non-property (income) expenses	(400)	139
Corporate general and administrative expenses	16,770	12,579
Non-cash adjustments (1)	844	(1,502)
Lease termination fees	(673)	(164)
Portfolio NOI	65,131	71,474
Non-same center NOI (2)	(83)	(741)
Same Center NOI	$65,048	$70,733
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Terrell	August 2020
Jeffersonville	January 2021

Below are reconciliations of Net Income (Loss) to Adjusted EBITDA:

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Interest expense	14,362	15,196
Depreciation and amortization	28,150	29,417
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Compensation related to voluntary retirement plan and other executive severance (2)	2,418	—
Adjusted EBITDA	$52,976	$62,169

	Twelve months ended
	March 31,	December 31,
	2021	2020
Net loss	$(5,552)	$(38,013)
Adjusted to exclude:
Interest expense	62,308	63,142
Depreciation and amortization	115,876	117,143
Impairment charges - consolidated (3)	21,551	67,226
Impairment charge - unconsolidated joint ventures	3,091	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Adjusted EBITDA	$200,653	$209,846
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.
(3)Includes $1.4 million and $4.0 million for the twelve months ended March 31, 2021 and December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Below are reconciliations of Net Income (Loss) to EBITDAre and Adjusted EBITDAre:

	Three months ended
	March 31,
	2021	2020
Net income (loss)	$4,342	$(28,119)
Adjusted to exclude:
Interest expense	14,362	15,196
Depreciation and amortization	28,150	29,417
Impairment charges - consolidated	—	45,675
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Pro-rata share of interest expense - unconsolidated joint ventures	1,472	1,867
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,996	3,018
EBITDAre	$55,026	$67,054
Compensation related to voluntary retirement plan and other executive severance (2)	2,418	—
Adjusted EBITDAre	$57,444	$67,054

	Twelve months ended
	March 31,	December 31,
	2021	2020
Net loss	$(5,552)	$(38,013)
Adjusted to exclude:
Interest expense	62,308	63,142
Depreciation and amortization	115,876	117,143
Impairment charges - consolidated (3)	21,551	67,226
Impairment charge - unconsolidated joint ventures	3,091	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Pro-rata share of interest expense - unconsolidated joint ventures	6,150	6,545
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	12,002	12,024
EBITDAre	$216,806	$228,834
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Adjusted EBITDAre	$218,805	$228,415
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.
(3)Includes $1.4 million and $4.0 million for the twelve months ended March 31, 2021 and December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.